Exhibit 5(b)

Number C116	Shares

COMMON SHARES OF BENEFICIAL INTEREST PAR VALUE $0.10
ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND

The Shares represented by this certificate may not be owned or transferred, directly or indirectly, by or to (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer’s cooperative described in § 521 of the Internal Revenue Code of 1986 as amended (the “Code”)) that is exempt from the tax imposed by 26 U.S.C. §§ 1-1399 and not subject to the tax imposed by 26 U.S.C. § 511; or (iii) any rural electric or telephone cooperative described in § 1381(A)(2)(C) of the Code.
CUSIP 09256A 10 9 SEE REVERSE FOR CERTAIN DEFINITIONS

BlackRock Capital and Income Strategies Fund, Inc.

THIS CERTIFIES THAT

IS THE OWNER OF

COMMON SHARES
Fully Paid and Nonassessable Common Shares of Beneficial Interest of BlackRock Capital and Income Strategies Fund, Inc.
transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Trust, as amended from time to time, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile signatures of the duly authorized officers of the Trust.

DATED:

COUNTERSIGNED AND REGISTERED:
        THE BANK OF NEW YORK
            TRANSFER AGENT AND REGISTRAR
BY	/s/ Illegible	/s/ D.C. Burke
AUTHORIZED SIGNATURE	SECRETARY	VICE PRESIDENT

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF SEPTEMBER 9, 2006 BLACKROCK FUNDS TSB 24722 FC LOT 43
SALES: R. JOHNS 516-731-2885	Operator: Teresa
/ ETHER 7 / LIVE JOBS / B / BLACKROCK 24722 FC LOT 43	New
PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:____ OK AS IS____ OK WITH CHANGES ____MAKE CHANGES AND SEND ANOTHER PROOF
Colors Selected for Printing: Border and undertints print in SC-15 Maroon.
COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product.
However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.